Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on (Form S-3 No. 333-xxxxx) and related Prospectus of Online Resources Corporation for the registration of 1,336,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 11, 2003, except for Note 15, as to which the date is February 26, 2003, with respect to the financial statements and of our report dated February 11, 2003 with respect to the schedule of Online Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, and (b) dated February 11, 2003, except for Note 15, as to which the date is February 26, 2003 and Note 16, as to which the date is June 26, 2003, with respect to the financial statements of Online Resources Corporation included in its Current Report on Form 8-K dated June 27, 2003, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
June 26, 2003